Exhibit 99.2
EXECUTION COPY
IN THE CHANCERY COURT FOR
SULLIVAN COUNTY AT BRISTOL, TENNESSEE

IN RE: KING PHARMACEUTICALS, INC.
DERIVATIVE LITIGATION
Lead Case No. BOO19077(M)

This document relates to:	(Derivative Action)
ALL ACTIONS
STIPULATION OF SETTLEMENT

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TABLE OF DEFINED TERMS

Term	Where Defined
Action	I
Agreed Fee and Expense Amount	V.D.1
Board	V.A.1
Company	Preamble
Complaint	I.
Court	V.A.2
Defendants	V.A.3
Effective Date	V.A.4
Escrow Account	V.D.2
Escrow Agents	V.A.5
Fee and Expense Award	V.D.3
Final	V.A.6
Final Approval Hearing	V.C.1
Governance Improvements	V.B.1
Individual Defendants	V.A.7
Judgment	V.A.8
King	Preamble
King Shareholder	V.A.9
Net Escrow Account Interest	V.A.10
Notice	V.C.1
Person	V.A.11
Plaintiffs’ Counsel	V.A.12
Preliminary Approval Order	V.C.1
PwC	I.
Related Persons	V.A.13
Released Claims	V.A.14
Released Persons	V.A.15
Representative Plaintiffs	V.A.16
Settlement	V.A.17
Settling Parties	Preamble
Stipulation	Preamble
Unknown Claims	V.A.18

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INDEX TO EXHIBITS

Certain Governance Improvements Instituted by King Since March 2003	Exhibit A

Additional Governance Improvements To Be Adopted by King	Exhibit B

Form of Preliminary Approval Order	Exhibit C

Notice of Settlement of Derivative Action	Exhibit D

Form of Final Judgment	Exhibit E

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     This Stipulation of Settlement (the “Stipulation”) is entered into by and among (i) the Representative Plaintiffs (as defined in Section V.A herein) on behalf of themselves and derivatively on behalf of King Pharmaceuticals, Inc. (“King” or the “Company”); (ii) the Individual Defendants (as defined in Section V.A herein); and (iii) nominal party King. The Representative Plaintiffs, the Individual Defendants, and nominal party King are referred to herein collectively as the “Settling Parties.” This Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims (as defined in Section V.A herein), upon and subject to the terms and conditions hereof.
I.
THE LITIGATION
     Nominal defendant King is a pharmaceutical company that develops, manufactures and markets therapies and technologies primarily in specialty-driven markets including neuroscience, hospital and acute care medicines. King was founded in 1994, and its headquarters is located in Bristol, Tennessee.
     This consolidated shareholder derivative action (the “Action”) was initiated in March 2003. As set forth in the Second Amended Consolidated Complaint filed in the Action on December 21, 2007 (the “Complaint”), the Representative Plaintiffs allege that the Individual Defendants engaged in breaches of fiduciary duty and other violations of law during their service as directors and/or officers of King between June 1998 and the present. The Representative Plaintiffs also allege that defendant PricewaterhouseCoopers LLC (“PwC”) engaged in aiding and abetting breaches of fiduciary duty.
     The Action has been vigorously prosecuted by the Representative Plaintiffs and vigorously defended by the Individual Defendants. The parties have engaged in full document

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discovery, taken over sixty depositions, and undertaken extensive motions practice, including pending cross-motions for summary judgment. The Settling Parties are thus each in a position to assess fully the strengths and weaknesses of the claims and defenses asserted in the Action, and to determine that the Settlement described herein is fair and reasonable under the circumstances.
II.
CLAIMS OF THE REPRESENTATIVE PLAINTIFFS
AND BENEFITS OF SETTLEMENT
     The Representative Plaintiffs believe that the claims asserted in the Action have merit and that their investigation and analysis of the facts and the law in this matter support the claims asserted. However, Representative Plaintiffs and their counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action against the Defendants through trial and through appeals. Representative Plaintiffs and their counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex lawsuits such as this Action, as well as the difficulties, expense and delays inherent in such litigation. Representative Plaintiffs and their counsel also are mindful of the inherent problems of proof and possible defenses to the claims asserted in the Action. Representative Plaintiffs and their counsel believe, and the Company and Individual Defendants acknowledge, that the settlement set forth in this Stipulation confers substantial benefits upon King. Based on their evaluation, Representative Plaintiffs and their counsel have determined that the settlement set forth in the Stipulation is in the best interests of King.
III.
DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY
     The Individual Defendants have denied and continue to deny all allegations of wrongdoing or liability asserted against them in the Action, believe that the claims asserted in the

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Action lack any merit, and contend that they would ultimately prevail were this case litigated to a final conclusion on the merits. The Individual Defendants further believe that with respect to the matters at issue in the Action each of them at all times acted reasonably, appropriately, in good faith, and in a manner he or she believed to be in the best interests of King and its shareholders. Nonetheless, the Individual Defendants recognize that further conduct of the Action would be protracted and expensive, and believe that given the terms and conditions set forth in this Stipulation it is desirable and in the best interests of both the Individual Defendants and King that the Action be fully and finally settled in the manner set forth herein.
IV.
POSITION OF KING PHARMACEUTICALS, INC.
REGARDING THE SETTLEMENT
     The board of directors of nominal party King has determined that the Settlement set forth in this Stipulation confers substantial benefits upon King and that consummation of the settlement is in the best interests of King and its current shareholders.
V.
TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT
     NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Settling Parties that the Action shall be fully and finally settled on and subject to the terms and conditions set forth below.
A. Definitions
     The following terms have the meanings specified below:
     1. “Board” means the board of directors of King.
     2. “Court” means the Tennessee Chancery Court for Sullivan County.

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     3. “Defendants” means, collectively, King (including its subsidiaries) and the Individual Defendants.
     4. “Effective Date” means the first date by which all of the events and conditions specified in Section V.F.1 of the Stipulation have occurred and been met.
     5. “Escrow Agents” means Branstetter, Stranch & Jennings PLLC; Robbins Umeda & Fink, LLP; Coughlin Stoia Geller Rudman & Robbins, LLP; and Shine & Mason. All amounts held by the Escrow Agent shall be held in custodia legis and disbursed only pursuant to the Order of the Court.
     6. “Final,” with respect to the Judgment, means the later of: (a) if no appeal is filed, the expiration date for filing of any appeal from the Court’s Judgment approving the Stipulation; (b) the date of final affirmance on an appeal of the Judgment, the expiration of the time for a petition for or a denial of such writ of review of the Judgment or, if such writ is granted, the date of final affirmance of the Judgment following review pursuant to that grant; or (c) the date of final dismissal of any appeal from the Judgment or the final dismissal of any proceeding on writ of review to review the Judgment. “Final,” with respect to the Fee and Expense Award, means the later of: (a) if no appeal is filed, the expiration date for filing of any appeal from the Fee and Expense Award; (b) the date of a final ruling on appeal regarding the Fee and Expense Award, the expiration of the time for a petition for or a denial of such writ of review of the Fee and Expense Award or, if such writ is granted, the date of a final ruling regarding the Fee and Expense Award following review pursuant to that grant; or (b) the date of final dismissal of any appeal regarding the Fee and Expense Award or the final dismissal of any proceeding on writ of review to review the Fee and Expense Award.

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     7. “Individual Defendants” means John M. Gregory, Joseph R. Gregory, Jefferson J. Gregory, James E. Gregory, D. Greg Rooker, Kyle P. Macione, Ted G. Wood, Earnest W. Deavenport, Jr., Gregory D. Jordan, R. Charles Moyer, James R. Lattanzi, Ernest C. Bourne, Frank W. DeFriece, Jr., Lois A. Clarke, and Richard C. Williams.
     8. “Judgment” means the final judgment, substantially in the form of Exhibit E hereto, to be entered by the Court.
     9. “King Shareholder” means any person or entity who is or was a record or beneficial owner of King common stock during the period from March 1, 2003 through the Effective Date.
     10. “Net Escrow Account Interest” means all interest earned on funds in the Escrow Account less any fees charged, which shall be paid from the Escrow Fund.
     11. “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.
     12. “Plaintiffs’ Counsel” means the law firms of Branstetter, Stranch & Jennings PLLC; Robbins Umeda & Fink, LLP; Coughlin Stoia Geller Rudman & Robbins, LLP; Shine & Mason; and all attorneys at those law firms.
     13. “Related Persons” means King’s past or present directors, officers, employees, controlling shareholders, attorneys, accountants (including PwC), insurers, reinsurers, and co-insurers, legal representatives, predecessors, successors, subsidiaries, spouses, heirs, any entity in which an Individual Defendant controls or has a controlling interest, any member of an

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Individual Defendants’ immediate family, or any trust of which any Individual Defendant is the settlor or which is for the benefit of any Individual Defendant and/or member(s) of his/her family. Related Persons shall also include The United Company.
     14. “Released Claims” shall collectively mean all claims (including Unknown Claims as defined below), demands, rights, actions, liabilities, damages, losses, obligations, or causes of action, in law or in equity, whether known or unknown, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, hidden or concealed, matured or unmatured, accrued or which may hereafter accrue, that have been or could have been asserted through the Effective Date by (i) King, (ii) the Representative Plaintiffs, (iii) the Representative Plaintiffs on behalf of King, or (iv) any other King Shareholder on behalf of King, against the Released Persons, or any of them, that are based upon, arise out of, or are related to the acts, events, facts, statements, omissions, or failures to act which were alleged or could have been alleged in the Action through the Effective Date. It is the intent of the Settling Parties that no action may hereafter be brought or prosecuted derivatively on behalf of King which arises from or relates to the subject matter of the Action, including any other pending cases which are based on the subject of the Action. “Released Claims” shall not include any rights or claims by the Defendants under any policies of insurance or by the Individual Defendants against King for indemnification, reimbursement and/or advancement of expenses.
     15. “Released Persons” means each and all of the Defendants and the Related Persons.
     16. “Representative Plaintiffs” means Barbara Wright, Fred McMahan, Scott Franklin, Jr. and Don J. Dennis.

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     17. “Settlement” means the proposed settlement and compromise of the Action as provided for in Section V(B) of this Stipulation.
     18. “Unknown Claims” means any Released Claim which any Settling Party does not know or suspect to exist in such party’s favor at the time of the release of the Released Persons, which, if known by such party, might have affected such party’s settlement with and release of the Released Persons, or might have affected such party’s decision not to object to this settlement. The Settling Parties may hereafter discover facts in addition to or different from those which such party now knows or believes to be true with respect to the subject matter of the Released Claims, but the Settling Parties, the King Shareholders, and King, upon the Effective Date, by operation of the Judgment shall have fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, that now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, reckless, intentional, with or without malice, or a breach of any duty, law, or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties specifically waive the provisions, rights, and benefits of Section 1542 of the Civil Code of the State of California, and of any law of any state or territory of the United States, federal law, or principle of common law, which is similar, comparable, or equivalent to California Civil Code Section 1542.
B. Terms of the Settlement
     1. The Settling Parties agree to resolve the Action through the adoption and maintenance by King of substantial and material corporate governance improvements for the benefit of King and its shareholders (the “Governance Improvements”), as set forth in Exhibit A and Exhibit B hereto. Execution of the Stipulation by counsel for nominal defendant King shall

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constitute confirmation that King’s board of directors has approved of all the settlement terms contained herein.
     2. The Governance Improvements set forth in Exhibit A have been instituted by King after the commencement of this Action in March 2003. King and Defendants acknowledge and agree that the pendency and prosecution of this Action, together with the related federal securities litigation, was a significant factor underlying the decision by King’s Board to adopt the Governance Improvements set forth in Exhibit A.
     3. The Governance Improvements set forth in Exhibit B shall be adopted by King’s Board within 90 days of the Effective Date, by means of, as appropriate, (a) changes to King’s bylaws, (b) changes to King’s corporate governance guidelines, and/or (c) changes to Board committee charters.
     4. King agrees that the Governance Improvements set forth in Exhibit A and Exhibit B shall not be diminished or removed for a period of three years from the Effective Date, unless either (a) the Board determines, in good faith and upon advice of counsel, that a particular Governance Improvement conflicts or will conflict with any applicable law, regulation, or rule (including the NYSE rules), agreement with any governmental entity, or corporate policy approved by the Company’s shareholders; or (b) such alteration or removal is approved by a vote of the Company’s shareholders.
     5. This Court shall retain jurisdiction over the parties to the Stipulation to resolve any disputes between any of the Settling Parties with respect to the Governance Improvements set forth in Exhibit A and Exhibit B.

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C. Stay of Proceedings, Preliminary Approval of Settlement, Notice Order, Final Approval Hearing, and Final Approval of Settlement
     1. Promptly after execution of this Stipulation by all parties, the Settling Parties shall submit the Stipulation together with its Exhibits to the Court and the Representative Plaintiffs shall file a motion for preliminary approval of the Settlement requesting that the Court enter as soon as practicable an order, substantially in the form of Exhibit C hereto (the “Preliminary Approval Order”) hereto, granting preliminary approval of the Settlement, staying all proceedings in this action pending the Court’s consideration of the proposed Settlement, scheduling a hearing (the “Final Approval Hearing”) to consider objections filed in response to the Notice, if any, and final approval of the Settlement, and granting approval for the Notice of Settlement of Derivative Action substantially in the form of Exhibit D (the “Notice”) to be published in Investor’s Business Daily and furnished to the United States Securities and Exchange Commission, along with a copy of the Stipulation, as exhibits to a current report on Form 8-K and providing that publication and filing of the Notice substantially in the manner set forth in the Notice Order constitutes adequate notice to the King stockholders pursuant to Tenn. Code Ann. § 48-17-401(c) and other applicable law.
     2. King shall be responsible for the costs incurred in connection with providing notice of the Settlement to current King shareholders as set forth above. Prior to the Final Approval Hearing, King shall file with the Court an appropriate Declaration with respect to the preparation and publishing of the Notice.
     3. Prior to the Final Approval Hearing, Representative Plaintiffs shall file a timely motion for final approval of the Settlement and for entry of the Judgment, the terms of which is to be considered by the Court at the Final Approval Hearing.

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D. Award of Attorneys’ Fees and Expenses to Plaintiffs’ Counsel
     1. In consideration of the benefits conferred on King in this Settlement, King has agreed, subject to Court approval, to cause its D&O insurers to pay the sum of $13.5 million in aggregate (plus Net Escrow Account Interest on that sum) to Plaintiffs’ Counsel as full and complete compensation for all of Plaintiffs’ Counsel’s services (including reimbursement for costs and expenses) in the Action (the “Agreed Fee and Expense Amount”). Court approval of the Agreed Fee and Expense Amount shall be requested at the Final Approval Hearing. Plaintiffs’ counsel agree not to seek or accept any award in excess of the Agreed Fee and Expense Amount. Defendants agree not to oppose any fee and expense award that does not exceed the Agreed Fee and Expense Amount.
     2. The Escrow Agents shall establish a separate, segregated interest bearing escrow account (the “Escrow Account”) to receive payment of the Agreed Fee and Expense Amount. Within ten business days after (a) execution of this Stipulation on behalf each of the Settling Parties, or (b) receipt by counsel for King of specific payment instructions from Plaintiffs’ Counsel (including bank account and tax ID information), whichever date is later, King shall cause its insurers to deposit the Agreed Fee and Expense Amount into the Escrow Account. Within five business days after receipt of the Agreed Fee and Expense Amount, the Escrow Agents shall invest those funds in short-term instruments backed by the full faith and credit of the United States Government or fully insured by the United States Government with a maturity date of less than 181 days, and thereafter shall reinvest the proceeds of those instruments as they mature in similar instruments at their then-current market rates for so long as funds remain in the Escrow Account. All risks related to the investment of the Agreed Fee and Expense Amount shall be borne by the Escrow Agents, and not by King, its insurers, any defendant, or any other Released Persons.

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     3. Within five business days of the Court’s entry of an order granting a fee and expense award to Plaintiffs’ Counsel (the “Fee and Expense Award”), the Fee and Expense Award shall be paid from the Escrow Account to Plaintiffs’ Counsel.
     4. Any modification, alteration, or denial of the Agreed Fee and Expense Award by the Court shall not void the Settlement, render it voidable by any party, or otherwise affect the finality of the Settlement. Additionally, any order, appeal or other proceeding related solely to the Agreed Fee and Expense Amount and/or the Fee and Expense Award shall not operate to modify, terminate or cancel this Stipulation, affect the obligations of plaintiffs or defendants under this Stipulation, or affect the finality of the Court’s Judgment approving this Stipulation and the Settlement set forth herein.
     5. Any disputes by and among Plaintiffs’ Counsel regarding allocation of the Fee and Expense Award by and among them shall be resolved by the Court on noticed motion, or in such other manner as shall be agreed in writing among the affected Plaintiffs’ Counsel.
     6. Subject to the limitations set forth in Paragraph 8 below, in the event that the amount of the Fee and Expense Award is increased on or after appeal, Plaintiffs’ Counsel shall be paid the appropriate additional amount from the Escrow Fund, up to but in no event exceeding the remaining funds in the Escrow Account.
     7. In the event that any funds remain in the Escrow Account after the Fee and Expense Award becomes Final and has been paid to Plaintiffs’ Counsel, all such funds shall be paid to King, or as King shall otherwise direct in writing, within (a) five business days after the Fee and Expense Award (as modified on or after appeal, if applicable) becomes Final, or (b) five business days after receipt of specific payment instructions from King or its counsel, whichever date is later.

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     8. In no event shall King or its insurers be responsible for paying any amount to Plaintiffs’ Counsel for fees and expenses beyond the $13,500,000 paid into the Escrow Account pursuant to paragraph V.D.1, above. Plaintiffs’ Counsel agrees that the Fee and Expense Award (as modified on or after appeal, if applicable), shall not exceed the Agreed Fee and Expense Amount and shall constitute full and adequate compensation for the efforts and benefits they have expended in serving as counsel for the Representative Plaintiffs in the Action. Upon payment of the Fee and Expense Award (as modified on or after appeal, if applicable) King and its insurers shall be discharged from any further liability to the Representative Plaintiffs or to Plaintiffs’ Counsel for payment of attorneys fees, costs or expenses in connection with the Action.
     9. In no event shall any of the Individual Defendants or Related Persons be responsible for paying any amount to Plaintiffs’ Counsel for fees and expenses.
     10. In the event that the Settlement is not ultimately consummated, any Fee and Expense Award paid to Plaintiffs’ Counsel from the Escrow Fund, together with interest at the federal rate of interest from the date of payment to Plaintiffs’ Counsel from the Escrow Fund, shall be repaid to King (or such other entities as King may designate) within (a) five business days after written notification of such event is sent by counsel for King, or (b) five business days after receipt of specific payment instructions from King or its counsel, whichever date is later.
     11. In the event that the Fee and Expense Award is reduced or disallowed in whole or in part on or after appeal, the amount by which the Fee and Expense Award previously paid to Plaintiffs’ Counsel exceeds the amount (if any) ultimately approved and awarded, together with interest at the federal rate of interest from the date of payment to Plaintiffs’ Counsel from the Escrow Fund, shall be repaid to King (or such other entities as King may designate) within (a)

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five business days after written notification of such event is sent by counsel for King, or (b) five business days after receipt of specific payment instructions from King or its counsel, whichever date is later.
     12. Each Plaintiffs’ Counsel’s law firm, as a condition of receiving any portion of the Fee and Expense Award, on behalf of itself and each partner and/or shareholder of it, agrees that the law firm and each and every one of its partners and/or shareholders (a) shall be jointly and severally liable for any payments due under paragraphs V.D.10 or V.D.11 above, without regard to what portion of the Fee and Expense Award, if any, has been received by that law firm, partner, or shareholder; and (b) shall be subject to the jurisdiction of the Court for the purpose of enforcing this obligation.
E. Releases
     1. Upon the Effective Date, the Representative Plaintiffs, individually and derivatively on behalf of the King Shareholders and by operation of the Judgment, shall be deemed to have fully, finally, and forever released, relinquished, and discharged all Released Claims and any and all claims arising out of, relating to, or in connection with the settlement or resolution of the Action against the Released Persons.
     2. Upon the Effective Date, King, for itself and by operation of the Judgment, shall be deemed to have fully, finally, and forever released, relinquished, and discharged all Released Claims and any and all claims arising out of, relating to, or in connection with the settlement or resolution of the Action against the Released Persons.
     3. Upon the Effective Date, King and each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally and forever released, relinquished, and discharged each and all of the Representative Plaintiffs, and counsel to the Representative Plaintiffs, from all claims (including Unknown Claims) arising out of, relating to,

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or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims.
     4. Upon the Effective Date, Plaintiffs’ Counsel, individually and collectively and by operation of the Judgment, shall be deemed to have fully, finally, and forever released, relinquished, and discharged any and all claims against the Released Persons arising out of, relating to, or in connection with the settlement or resolution of the Action, except that this release shall not affect Plaintiff Counsel’s entitlement to payment of the Fee and Expense Award as set forth in Section V.D., above.
F. Conditions of Settlement, Effect of Disapproval, Cancellation, or Termination
     1. The Effective Date of the Stipulation shall be conditioned on the occurrence of the following events: (a) entry of the Judgment by this Court; and (b) the Judgment has become Final, as defined above.
     2. If all the conditions specified in Section V.F.1 are not met, then the Stipulation shall be terminated subject to Section V.F.3, unless all parties to this Stipulation mutually agree in writing to waive or modify any conditions that are not satisfied and otherwise agree to proceed with the Stipulation.
     3. If the Stipulation is not approved by the Court, or if the Settlement is terminated or fails to become effective in accordance with its terms, all amounts in the Escrow Fund shall be paid to King or as King shall so designate, and the Settling Parties shall be restored to their respective positions in the Action as of July 1, 2008. In such event, the terms and provisions of the Stipulation, with the exception of Sections V.A and V.F.2-3, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Action or in any other

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proceeding for any purpose, and any judgment or order entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.
G. Miscellaneous Provisions
     1. Cooperation of the Parties. The Settling Parties (a) intend to consummate the Settlement contemplated by and provided for in this Stipulation; and (b) will cooperate to the extent reasonably necessary to effectuate and implement the Settlement and all terms and conditions of the Stipulation.
     2. Full and Final Settlement. The Settling Parties intend this Stipulation to be a final and complete resolution of all disputes between them with respect to the Action. This Stipulation compromises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation or defense. While retaining their right to deny that the claims advanced in the Action were meritorious, Defendants in any statement made to any media representative (whether or not for attribution) will not deny that the Action was filed, maintained, or settled in good faith. Any party to this Stipulation proposing to issue a press release concerning the Settlement shall first circulate a draft of the proposed release to counsel for each party at least forty-eight hours prior to its proposed issue date.
     3. Nondisparagement. The Settling Parties and their counsel agree not to disparage any of the other parties or to state or imply that any of the other parties are guilty of or have engaged in wrongdoing or misconduct of any sort or acted in a manner that was not in good faith in any press release or other public communication.
     4. No Admissions. Neither this Stipulation nor any act performed or document executed pursuant to or in furtherance of the Stipulation: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the validity of any Released Claim, or of any wrongdoing or liability of the Individual Defendant and/or the Released Persons; or (b) is or may

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be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any of the Individual Defendants and/or the Released Persons in any civil, criminal, or administrative proceeding in any court, administrative agency, or other tribunal. The Defendants and the Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in any state or federal court to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.
     5. Exhibits. The Exhibits to this Stipulation are material and integral parts and are fully incorporated by this reference.
     6. Modification. The Stipulation may be amended or modified only by a writing signed by or on behalf of all Settling Parties or their respective successors-in-interest.
     7. Entire Agreement. This Stipulation and the attached Exhibits constitute the entire agreement among the parties and no representations, warranties or inducements have been made to any party concerning the Stipulation or its Exhibits, other than the representations, warranties, and covenants in such documents. Except as otherwise provided, each party shall bear its own costs.
     8. Warrant of Authority. Each counsel or other Person executing the Stipulation or its Exhibits on behalf of any party warrants that such Person has the full authority to do so.
     9. Counterparts. The Stipulation may be executed in one or more counterparts. Each executed counterpart shall be deemed to be one and the same instrument. A complete set of original executed counterparts shall be filed with the Court.

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     10. Binding Effect. The Stipulation shall be binding up, and inure to the benefit of, the successors and assigns of the parties hereto.
     11. Judicial Enforcement. The Court shall retain jurisdiction to implement and enforce the terms of the Stipulation, and all parties submit to the jurisdiction of the Court for such purposes.
     12. Choice of Law. This Stipulation and the Exhibits shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Tennessee, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Tennessee without giving effect to that State’s choice of law principles.

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     IN WITNESS WHEREOF, the parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys as of the date set forth above.
     FOR THE REPRESENTATIVE PLAINTIFFS:

Executed: August 21, 2008.	/s/ James G. Stranch, III James G. Stranch, III
Joe P. Leniski, Jr.
BRANSTETTER, STRANCH & JENNINGS
227 Second Avenue, North 4th Floor
Nashville, TN 37201

Lead Counsel for Plaintiffs

Benjamin Rozwood
ROBBINS UMEDA & FINK LLP
601 West Ash Street, Suite 1800
San Diego, CA 92101

Darren J. Robbins
COUGHLIN STOIA GELLER RUDMAN
& ROBBINS LLP
655 West Broadway, Suite 1900
San Diego, CA 92101

D. Bruce Shine
SHINE & MASON
433 East Center Street
Kingsport, TN 37660

Liason Counsel for Plaintiffs

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     FOR DEFENDANTS:

Executed: August 20, 2008.	/s/ John C. Millian John C. Millian
Daniel A. Cantu
GIBSON, DUNN & CRUTCHER LLP
1050 Connecticut Avenue N.W.
Washington, DC 20036
(202) 955-8500

Andrew L. Colocotronis (BPR No. 017052)
Ashley M Lowe (BPR No. 20867)
BAKER, DONELSON, BEARMAN,
CALDWELL & BERKOWITZ, P.C.
900 S. Gay Street, Suite 2200
Knoxville, TN 37902
(865) 549-7000

Counsel for Defendants

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EXHIBIT A TO
STIPULATION OF SETTLEMENT
CERTAIN GOVERNANCE IMPROVEMENTS
INSTITUTED BY KING SINCE MARCH 2003
     The Defendants acknowledge and agree that the pendency and prosecution of the shareholder derivative litigation and related litigation in federal court were significant factors underlying the decision by King Pharmaceuticals, Inc. to agree to the series of changes set forth below with respect to the Company’s corporate governance practices.
     1. Declassified Board. By amending its charter on May 16, 2007, King provided for the elimination of its classified Board structure and the institution of annual elections for all members of the Board of Directors.
     2. Lead Independent Director. By amending its Corporate Governance Guidelines on August 1, 2007, King established the position of Lead Independent Director on its Board of Directors. According to the Corporate Governance Guidelines, the Lead Independent Director is required to regularly meet with the Chairman of the Board, facilitate communications with members of the Board, and assist in setting the agenda of Board and Committee meetings. The Lead Independent Director may call for, set the agenda of, and preside over all meetings of non-management directors. The Lead Independent Director responds to shareholders or other parties wishing to communicate with the Board other than through King’s management. The Lead Independent Director may coordinate the annual Board self-evaluation process.
     3. Internal Audit. As recognized by the Audit Committee Charter adopted on March 11, 2004, King now employs internal auditors. The internal auditors report to the Audit Committee on the results of internal audits and any allegations regarding accounting, internal control, or auditing matters.

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     4. Corporate Compliance Officer. As recognized by the Form 10-Q filed September 30, 2003 and the Corporate Code of Conduct and Ethics adopted on October 23, 2003, King established the position of Corporate Compliance Officer (“CCO”) on August 1, 2003. As stated by the Corporate Code of Conduct and Ethics adopted on October 23, 2003, the CCO is responsible for preventing, detecting and remedying violations of laws and corporate policies. As recognized by the Audit Committee Charter adopted on March 11, 2004, the CCO has direct access to the Audit Committee, and may not be terminated without the consent of the Audit Committee.
     5. Director Perquisites. As recognized by changes in the 2005 Proxy Statement, in January 2004 King established policies limiting the use of corporate aircraft by non-management directors.

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EXHIBIT B TO
STIPULATION OF SETTLEMENT
ADDITIONAL GOVERNANCE IMPROVEMENTS
TO BE ADOPTED BY KING
     1. The Board of Directors.
     (a) The Company shall, by the annual meeting of shareholders in 2010, declassify its Board and have every Director serve one-year terms and stand for election or re-election each year;
     (b) No Director, other than the Chief Executive Officer (“CEO”), shall maintain a position on the Board in excess of 15 consecutive one-year terms. One-year terms shall not be considered “consecutive” if separated by at least one intervening term;
     (c) No Director shall sit on more than three public, for profit corporate boards at any one time;
     (d) No Director who is a full-time employee shall sit on more than two other public, for-profit company boards;
     (e) If the Chairman of the Board is not independent from King pursuant to the elements of the Director Independence Guidelines, the Board shall appoint as Lead Independent Director a member of the Board who meets the Board’s independence requirements.
     2. Director Independence.
     To be deemed “independent” in any calendar year, a Director must satisfy the following qualifications:
     (a) Has not been employed by the Company or its subsidiaries or affiliates for the past 5 years;

     (b) Has not received, during the current calendar year or any of the three immediately preceding calendar years, remuneration, directly or indirectly, other than de minimis remuneration (less than $75,000), as a result of service as, or being affiliated with an entity that serves as an advisor, consultant, or legal counsel to the Company or to a member of the Company’s senior management;
     (c) Has no personal services contract(s) with the Company, or any member of the Company’s senior management;
     (d) Is not an employee or officer with a not-for-profit entity that receives contributions that exceed the greater of $750,000 or 1% of the not-for-profits’ annual revenue from the Company, its Directors or executive officers;
     (e) Is not employed by a public company at which an executive officer of the Company serves as a director;
     (f) Has not had any of the relationships described in subsections (a) - (e) above, with any affiliate of the Company;
     (g) Is not a member of the immediate family of any person described in subsections (a) - (f) above; and
     (h) Does not have beneficial ownership interest of 5% or more in an entity that has received remuneration, directly or indirectly, other than de minimis remuneration, from the Company, its subsidiaries, or affiliates. Remuneration is deemed de minimis remuneration if such remuneration is $75,000 or less in any calendar year, or if such remuneration is paid to an entity, it (i) did not for the calendar year exceed the greater of $1 million, or 2% of the gross revenues of the entity; or (ii) did not result in an increase in the compensation received by the director from that entity.

     3. Lead Independent Director.
     (a) As described above, if the Chairman of the Board is a non-management director, then he or she will act as presiding director of, and establish the agendas for, meetings of non-management directors. Otherwise, the independent directors will annually elect, via secret ballot, one of their number to act as Lead Independent Director;
     (b) No Director may serve as Lead Independent Director for more than 6 consecutive years;
     (c) The Lead Independent Director shall regularly meet with the Chairman of the Board, facilitate communications among members of the Board, and perform other functions as prescribed by the Corporate Governance Guidelines, including the following:
     (i) Advise the Chairman of the Board as to an appropriate schedule of Board meetings;
     (ii) Consult with the Chairman of the Board in establishing agendas for Board meetings and consult with the chair of each Committee in establishing agendas for Committee meetings; and
     (iii) Advise the Chairman of the Board as to the quality, quantity, and timeliness of the flow of information from the Company’s management that is necessary for the Independent Directors to effectively and responsibly perform their duties; the Lead Independent Director, like all Directors, may specifically request the inclusion of certain material;
     (d) Recommend to the Chairman of the Board, or Committee chairs, the retention, at King’s expense, of such independent legal, financial, or other advisors as deemed appropriate in connection with the performance of the Board’s duties, subject to established procedures;

     (e) Assist, as a member or ex officio member of the Corporate Governance Committee, in providing oversight of the corporate governance affairs of the Board;
     (f) Act as liaison between the Independent Directors and the Chairman of the Board on sensitive issues;
     (g) Participate in evaluating, as a member or ex officio member of the Compensation and Human Resources Committee, the performance of the CEO and meet with the CEO to discuss the Board’s evaluations; and
     (h) Provide advice to the Board, as necessary, regarding Committee organization, structure, charters, effectiveness and related matters.
     4. Compensation and Human Resources Committee (“Compensation Committee”).
     The Compensation Committee shall select and retain an independent compensation consultant to provide advice and guidance to the committee as needed. The consultant shall, at such times as requested by the Committee, conduct a comparative market study of the Company’s executive compensation policies, practices and procedures. This study shall be delivered to the Compensation Committee for its use in evaluating and revising, if necessary, the compensation structure for the Company’s management;
     5. Nominating and Corporate Governance Committee (“Nominating Committee”).
     The Nominating Committee shall meet at least four times per year.
     6. Director Responsibilities. Within 24 months of the effective date of this Agreement, each member of the Board of Directors shall attend a director education program through an appropriate college or university (e.g., Stanford Law School Directors College, Vanderbilt Directors College, Duke University or any other ISS-approved director education program). All new Directors shall be required to attend a director education program within 12 months of election to the Board of Directors, unless such individual had already attended such program within the previous 36 months.
     7. Internal Audit. The Internal Auditor, who shall be appointed by the Corporate Compliance Officer and who will report to the Audit Committee at least twice a year, shall monitor the Company’s internal control environment, revenue and expense recognition practices and its accounting practices. The Internal Auditor shall be responsible for devising an Internal Audit Plan for each fiscal year which will be presented to the Audit Committee. The Internal Audit Plan shall include an assessment of the internal controls environment in order to ensure that appropriate financial reporting procedures are in place and being followed by the Company’s employees. The Company shall be subject to an internal audit review each year. A written report shall be prepared for each internal audit performed describing the internal audit’s findings, opinions and recommendations, if any. These written reports shall be directed to the CEO, Chief Operating Officer, Chief Financial Officer, the Independent Directors and the Audit Committee of the Board for their review. If King’s management or the Board determines that remedial action is necessary, such remedial action shall be taken.
     8. Accounting Policies.
     (a) The Company’s revenue and expense recognition policies shall conform to the requirements of Generally Accepted Accounting Principles (“GAAP”) as currently in effect or as amended. The CFO shall report to the Board on an annual basis regarding the Company’s revenue and expense recognition policies.
     (b) With respect to the Company’s recognition of revenues in its financial statements, any material revenue recognition or expense reduction based upon non-recurring items shall be clearly and prominently disclosed in the quarterly statements. To the extent revenue, net income or expense were benefited by the material modification or adjustment of any reserve or contingency amounts, such modification or adjustment shall be clearly disclosed in the Company’s quarterly statements.
     (c) The Company will not report “pro forma” results without at the same time and in the same document reporting its GAAP results.
     (d) At the regularly-scheduled Board meeting following each quarter, the Company’s Chief Financial Officer or his designee shall provide a report as to the Company’s financial condition, including, but not limited to, a discussion of material increases in expenses, if any, and material decreases in revenues and earnings, if any.

EXHIBIT C TO
STIPULATION OF SETTLEMENT
FORM OF PRELIMINARY APPROVAL ORDER
[PROPOSED] ORDER PRELIMINARILY APPROVING
SETTLEMENT AND PROVIDING FOR NOTICE
     WHEREAS, a derivative action is pending before this Court entitled In re: King Pharmaceuticals, Inc. Derivative Litigation, Lead Case No. BOO19077(M) (the “Litigation”);
     WHEREAS, the parties having made application, pursuant to Rule 23.06 of the Tennessee Rules of Civil Procedure (“TRCP”), for an order approving the settlement of this Litigation, in accordance with a Stipulation of Settlement dated as of                      (the “Stipulation”), which, together with the Exhibits annexed thereto sets forth the terms and conditions for a proposed settlement of the Litigation and for dismissal of the Litigation with prejudice upon the terms and conditions set forth therein; and the Court having read and considered the Stipulation and the Exhibits annexed thereto; and
     WHEREAS, all defined terms contained herein shall have the same meanings as set forth in the Stipulation.
     NOW, THEREFORE, IT IS HEREBY ORDERED:
     1. The Court does hereby preliminarily approve the Stipulation and the Settlement set forth therein, subject to further consideration at the Settlement Hearing described below.
     2. The Court finds that, in accordance with TRCP 23.06, the representative Plaintiffs appear to have fairly and adequately represented and protected the interests of shareholders of King Pharmaceuticals, Inc. (“King” or “the Company”) in this litigation.
     3. The Court hereby stays all proceedings in this action pending the Court’s consideration of the proposed Settlement and the Settlement Hearing.

     4. A hearing (the “Settlement Hearing”) shall be held before this Court on                     , 2008, at                     ., at the Chancery Court for Sullivan County at                                         , Tennessee, to determine whether the proposed Settlement of the derivative claims on the terms and condition provided for in the Stipulation is fair, reasonable, adequate and in the best interests of the Company and its shareholders; whether a Judgment as provided in Exhibit E to the Stipulation should be entered herein; and to approve the award of fees and expenses to Plaintiffs’ Counsel. The Court may adjourn the Settlement Hearing without further notice to King shareholders.
     5. The Court approves, as to form and content, the Notice of Settlement of Derivative Action substantially in the form of Exhibit D (the “Notice”) to the Stipulation.
     6. Not later than                     , 2008 (the “Notice Date”), Defendants shall cause a copy of the Notice to be published in Investor’s Business Daily and furnished to the United States Securities and Exchange Commission, along with a copy of the Stipulation, as exhibits to a current report on Form 8-K published by the Company.
     7. The Court finds that the distribution of the Notice substantially in the manner and form set forth above in Paragraph 6 constitutes adequate and sufficient notice to the King stockholders pursuant to Tenn. Code Ann. § 48-17-401(c), TRCP 23.06, due process, and all other applicable law.
     8. By                     , Defendants shall file with the Court an appropriate Declaration with respect to the preparation and publishing of the Notice.
     9. King, its shareholders, Released Persons, and Representative Plaintiffs, individually and derivatively on behalf of the King Shareholders and by operation of the

Judgment, shall be bound by all determinations and judgments in the Litigation concerning the settlement.
     10. Any King shareholder may enter an appearance in the Litigation, at his, her or its own expense, individually or through counsel of their own choice. If they do not enter an appearance, they will be represented by Plaintiffs’ Counsel.
     11. Pending final determination of whether the settlement should be approved, neither the Plaintiffs nor any King shareholder, either directly, representatively, or in any other capacity, shall commence or prosecute against any of the Released Parties, any action or proceeding in any court or tribunal asserting any of the Released Claims.
     12. Any King shareholder may appear and show cause, if he, she or it has any reason why the proposed settlement of the Litigation should not be approved as fair, reasonable and adequate, or why a Judgment should not be entered thereon, or why attorneys’ fees and expenses should not be awarded to Plaintiffs’ Counsel as agreed between the parties; provided, however, that no King shareholder or any other person shall be heard or entitled to contest the approval of the terms and conditions of the proposed settlement, or, if approved, the Judgment to be entered thereon approving the same, or the attorneys’ fees and expenses to be awarded Plaintiffs’ Counsel, unless that person has served on the following counsel (delivered by hand or sent by first class mail) written objections and copies of any papers and briefs in support thereof on or before                     : Branstetter, Stranch & Jennings PLLC, James G. Stranch, III, 227 Second Avenue, North Nashville, TN 37201; Robbins Umeda & Fink, LLP, S. Benjamin Rozwood, 601 West Ash Street, Suite 1800, San Diego, CA 92101; Coughlin Stoia Geller Rudman & Robbins LLP, Darren J. Robbins, 655 West Broadway, Suite 1900, San Diego, CA 92101; Gibson Dunn & Crutcher, LLP, John C. Millian, Esq., 1050 Connecticut Avenue, N.W.,

Washington, D.C. 20036; and Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Andrew L. Colocotronis, P.O. Box 1792, Knoxville, TN 37901, and filed said objections, papers and briefs with the Clerk of the Chancery Court for Sullivan County, Tennessee on or before                     . Any objection must contain a written notice of the grounds for opposing the Settlement and/or the award of attorneys’ fees and expenses. In addition, any objecting shareholder must demonstrate the objecting shareholder’s ownership of King stock by including:
     (a) the objecting person’s name, address and telephone number;
     (b) formal proof of the number of shares of King Pharmaceuticals common stock purchased and owned by the objecting person as of the record date of                      and the date such shares were acquired; and
     (c) a statement of the reasons for objection.
     13. Any shareholder who does not make his, her or its objection in the manner provided shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness or adequacy of the proposed settlement as incorporated in the Stipulation unless otherwise ordered by the Court.
     14. All papers in support of the settlement shall be filed with the Court and served by                                         .
     15. Neither the Stipulation, nor any of its terms or provisions, nor any of the negotiations or proceedings connected with it, shall be construed as an admission or concession by King or the Released Persons, of the truth of any of the allegations in the Litigation, or of any liability, fault, or wrongdoing of any kind.
     16. The Court reserves the right to adjourn the date of the Settlement Hearing without further notice to King shareholders, and retains jurisdiction to consider all further applications arising out of or connected with the proposed settlement. The Court may approve the settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to King shareholders.
     IT IS SO ORDERED.

DATED:
THE HONORABLE JOHN S. McLELLAN, III

EXHIBIT D TO
STIPULATION OF SETTLEMENT
NOTICE OF SETTLEMENT OF DERIVATIVE ACTION
NOTICE OF SETTLEMENT OF DERIVATIVE ACTION
TO: ALL HOLDERS OF THE COMMON STOCK OF KING PHARMACEUTICALS, INC. AS OF [DATE OF SETTLEMENT]
   The purpose of this Notice is to inform you, as shareholders of King Pharmaceuticals, Inc. (“King” or “the Company”), of the above-captioned shareholder derivative action (the “Litigation”) pending in the Chancery Court for Sullivan County at Bristol, Tennessee (the “Court”), and of a proposed settlement of the Litigation (the “Settlement”) pursuant to the terms of a Stipulation of Settlement (the “Stipulation”) entered into between certain parties in the Litigation. This Notice also informs you of your right to participate in a hearing to be held on [date] at [time] in Courtroom [courtroom number] of the Sullivan County Chancery Court, 801 Anderson Street, Suite 239, Bristol, Tennessee 37620 (the “Approval Hearing”) to consider: (a) whether the terms and conditions of the Stipulation, including the negotiated payment of attorneys’ fees and expenses to Plaintiffs’ Counsel, are fair, reasonable, adequate, and in the best interests of King and its stockholders; (b) whether to enter final judgment dismissing the Litigation with prejudice and extinguishing and releasing any and all Released Claims as against the Released Persons (as those terms are defined in the Stipulation); and such other matters as may properly come before the Court.
   In the Litigation, the Plaintiffs alleged, derivatively on behalf of King, that the Defendants, current and former officers and directors of King, breached their fiduciary duties in violation of Tenn. Code Ann. §§47-18-301 et seq. and 48-58-403, by causing the Company to underpay rebates owed to the federal and state governments under Medicaid and other government programs from 1998 through 2003, and in causing the Company to adopt an improper methodology for establishing accruals for product returns reserves from 2000 through 2002, which ultimately led the Company to restate certain financial statements. Plaintiffs also allege that the Company’s independent auditor, PricewaterhouseCoopers, LLC (“PwC”), aided and abetted the Defendants’ alleged breaches of fiduciary duty. The Defendants have denied and continue to deny any wrongdoing or that they breached their fiduciary duties or caused King to suffer any injury.
   Pursuant to the Stipulation and in consideration of the Settlement of the Litigation, the Company has agreed to adopt certain corporate governance measures relating to: (1) the structure of the Board of Directors, (2) the criteria for director independence, (3) the duties of the Lead Independent Director, (4) the duties of various committees of the Board of Directors, (5) the function of the Internal Auditor, and (6) certain accounting policies. The Company has also agreed that the pendency and prosecution of the shareholder derivative litigation was a significant factor underlying its decision to adopt numerous improvements to the Company’s corporate governance practices between March of 2003, when the Litigation began, and July of

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2008, when the parties entered a tentative settlement in this Litigation. These improvements include: (1) a staged declassification of the Board; (2) establishment of the position of Lead Independent Director; (3) employment of an internal auditor that reports directly to the Audit Committee; and (4) establishing the position of Corporate Compliance Officer (“CCO”). In addition to adopting significant corporate governance reforms, the Settlement provides for payment of attorneys’ fees and expenses to plaintiffs’ counsel of $13.5 million.
   Any stockholder of King who objects to any aspect of the Settlement or who otherwise wishes to be heard may appear in person or by his attorney at the Approval Hearing. To do so, however, an objector must, no later than fourteen (14) days prior to the Approval Hearing, file with the Clerk of Court a written objection setting forth the grounds for such objection and serve copies by hand or overnight delivery to each of the following counsel:
James G. Stranch, III
BRANSTETTER, STRANCH & JENNINGS, PLLC
227 Second Avenue, North, 4th Floor
Nashville, TN 37201
S. Benjamin Rozwood
ROBBINS UMEDA & FINK, LLP
601 West Ash Street, Suite 1800
San Diego, CA 92101
Darren J. Robbins
COUGHLIN STOIA GELLER RUDMAN & ROBBINS LLP
655 West Broadway, Suite 1900
San Diego, CA 92101
John C. Millian
GIBSON, DUNN & CRUTCHER LLP
1050 Connecticut Ave., NW
Washington, D.C. 20036
          Attendance at the Approval Hearing is not necessary for the objection to be considered by the Court; however, persons wishing to be heard orally in opposition to the approval of the Settlement are required to indicate in their written objection their intention to appear at the hearing.
          Dated:

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EXHIBIT E TO
STIPULATION OF SETTLEMENT
FORM OF FINAL JUDGMENT
     This matter came before the Court for hearing pursuant to the Order of this Court, dated                                         , on the application of the parties for approval of the Settlement set forth in the Stipulation of Settlement dated August ___, 2008 (the “Stipulation”). The Court having considered all matters submitted to it at the hearing and having considered all papers filed and proceedings had herein and otherwise being fully informed in the premises and good cause appearing therefore, the respective parties having appeared by their attorneys of record; the Court having heard and considered evidence in support of the proposed Settlement; the attorneys for the respective parties having been heard; an opportunity to be heard having been given to all other persons requesting to be heard in accordance with the Preliminary Approval Order; the Court having determined that the notice to King Pharmaceuticals, Inc. (“King” or “the Company”) shareholders, preliminarily certified pursuant to the aforesaid Preliminary Approval Order, and to all others entitled to receive notice, was adequate and sufficient for all purposes; and the entire matter of the proposed Settlement having been heard and considered by the Court,
     IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:
     1. This Judgment incorporates by reference the definitions in the Stipulation, and all terms used herein shall have the same meanings as set forth in the Stipulation.
     2. This Court has jurisdiction over the subject matter of this Action and over all parties to this Action, including all shareholders of King.
     3. The Notice of Settlement of Derivative Litigation (the “Notice”) has been given to the shareholders, pursuant to and in the manner directed by the Preliminary Approval Order, proof of publication of the Notice to the Class was filed with the Court, and full opportunity to be heard has been offered to all parties, shareholders, and persons in interest. The form and manner of the Notice is hereby determined to have been the best notice practicable under the circumstances and to have been given in full compliance with each of the requirements of Tenn. Code Ann. § 48-17-401(c), Tennessee Rules of Civil Procedure (“TRCP”) 23.06,due process, and any other applicable law, and it is further determined that all shareholders and the Company are bound by this Order and Final Judgment.
     4. Based on the record in the Action, the provisions of TRCP 23.06 have been satisfied and the Action has been properly maintained according to the provisions of TRCP 23.06, as this Court finds that the representative Plaintiffs have fairly and adequately represented and protected the interests of King’s shareholders.
     5. The Court adjudges the terms of the Settlement to be fair, reasonable, adequate, and in the best interests of the King and its shareholders. The parties to the Stipulation are hereby authorized and directed to comply with and to consummate the Settlement in accordance with its terms and provisions.
     6. This Order and Final Judgment shall not constitute any evidence of or admission by any party herein that any wrongdoing has been committed by any of the parties to the Action and shall not be deemed to create any inference that any liability exists there for.
     7. Upon the Effective Date, King, the Representative Plaintiffs, the Representative Plaintiffs on behalf of King, and any other King Shareholder on behalf of King shall be deemed to have and by operation of this Order and Final Judgment fully, finally, and forever released, relinquished and discharged all Released Claims against the Released Persons.
     8. Upon the Effective Date, King and each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally and forever released,

relinquished, and discharged each and all of the Representative Plaintiffs, and counsel to the Representative Plaintiffs, from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Released Claims.
     9. The releases contemplated by the Stipulation extend to claims that any person granting a release (the “Releasing Person”) does not know or suspect to exist at the time of the release, which, if known, might have affected the Releasing Person’s decision to enter into this release. The Releasing Person will be deemed to relinquish, to the extent it is applicable, and to the full extent permitted by law, the provisions, rights, and benefits of § 1542 of the California Civil Code which provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.
In addition, the Releasing Person will be deemed to relinquish, to the extent they are applicable, and to the full extent permitted by law, the provisions, rights, and benefits of any law of any state or territory of the United States, federal law, or principle of common law, which is similar, comparable, or equivalent to § 1542 of the California Civil Code.
     10. The Action is dismissed with prejudice, subject only to compliance by the parties with the terms of the Stipulation and this Order, and the Clerk of the Court is directed to enter and docket this Order and Final Judgment. Plaintiffs, King, all shareholders of King, their representative affiliates, and anyone claiming through or for the benefit of any of them are permanently enjoined from asserting, commencing, prosecuting, assisting, instigating, or in any way participating in the commencement or prosecution of any action or other proceeding, in any forum, asserting against any of the Released Persons any Settled Claims, either directly, representatively, derivatively, or in any other capacity.
     11. Plaintiffs’ Counsel are awarded attorneys’ fees and reimbursement of expenses incurred in connection with the Action in the total amount of $13,500,000.00, plus Net Escrow Account Interest on that amount (the “Fee and Expense Award”), which sum the Court finds to be fair and reasonable.
     12. The Fee and Expense Award shall be paid by the Escrow Agent to Plaintiffs’ Counsel, as instructed by James Stranch of Branstetter, Stranch & Jennings, PLC, within (5) business days from the date of this Judgment. In the event that the Settlement is not ultimately consummated, or in the event the Fee and Expense Award is reduced or disallowed in whole or in part on or after appeal, the Fee and Expense Award paid to Plaintiffs’ Counsel from the Escrow Fund (or if applicable the amount by which the Fee and Expense Award previously paid to Plaintiffs’ Counsel exceeds the amount ultimately approved and awarded), shall together with interest or other earnings on that amount (or if applicable, excess amount) shall be repaid to King or such other entities as King may designate within (a) five business days after written notification of such event is sent by counsel for King, or (b) five business days after receipt of specific payment instructions from King or its counsel, whichever date is later.
     13. The Court finds that during the course of the Action, the parties and their counsel at all times complied with TRCP 11.
     14. In the event that the Settlement does not become effective in accordance with the terms of the Stipulation, then this Order and Final Judgment shall be rendered null and void to the extent provided by and in accordance with the Stipulation and shall be vacated and, in such event, all orders entered and releases delivered in connection herewith shall be null and void to the extent provided by and in accordance with the Stipulation.
     15. Without affecting the finality of this Order and Final Judgment in any way, this Court hereby retains continuing jurisdiction over: (a) implementation of this settlement; and (b) all parties thereto and all Class Members thereto for the purpose of construing, enforcing and administering the Stipulation.
     16. There is no just reason for delay in the entry of this Order and Final Judgment and immediate entry by the Clerk of the Court is expressly directed pursuant to TRCP 54.02.
     IT IS SO ORDERED.

DATED:
THE HONORABLE JOHN S. McLELLAN, III

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